As filed with the Securities and Exchange Commission on May 22, 2009

Registration No. 333-32186

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	22-3192085
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

65 Hayden Avenue

Lexington, Massachusetts 02421

(781) 860-8660

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael W. Bonney

President and Chief Executive Officer

CUBIST PHARMACEUTICALS, INC.

65 Hayden Avenue

Lexington, Massachusetts 02421

(781) 860-8660

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

with copies to:

Julio E. Vega, Esq.

Matthew J. Cushing, Esq.

Bingham McCutchen LLP

One Federal Street

Boston, Massachusetts 02110-1726

(617) 951-8000

Approximate date of commencement of proposed sale of the securities to the public:   Not applicable.   Termination of registration statement and deregistration of related unsold securities.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.      ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☒

If this Form is a post-effective amendments to a registration statement filed pursuant to General Instruction I.D. filed to register securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

Cubist Pharmaceuticals, Inc. is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-3, filed on March 10, 2000, as amended by Amendment No. 1 thereto, filed on April 3, 2000 (Registration No. 333-32186) (the “Registration Statement”), to remove and withdraw from registration all securities registered pursuant to the Registration Statement which remain unsold as of the date hereof.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Cubist Pharmaceuticals, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 22nd day of May, 2009 .

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Michael W. Bonney

	Name:	Michael W. Bonney
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael W. Bonney	President, Chief Executive Officer and Director	May 22, 2009
Michael W. Bonney	(Principal Executive Officer)

/s/ David W. J. McGirr	Senior Vice President and Chief Financial Officer	May 22, 2009
David W. J. McGirr	(Principal Financial and Accounting Officer)

/s/ Kenneth M. Bate	Director	May 22, 2009
Kenneth M. Bate

/s/ Mark H. Corrigan	Director	May 22, 2009
Mark H. Corrigan

/s/ Sylvie Gregoire	Director	May 22, 2009
Sylvie Gregoire

/s/ Nancy J. Hutson	Director	May 22, 2009
Nancy J. Hutson

/s/ David W. Martin, Jr.	Director	May 22, 2009
David W. Martin, Jr.

/s/ Walter R. Maupay, Jr.	Director	May 22, 2009
Walter R. Maupay, Jr.

/s/ Martin Rosenberg	Director	May 22, 2009
Martin Rosenberg

/s/ J. Matthew Singleton	Director	May 22, 2009
J. Matthew Singleton

/s/ Martin H. Soeters	Director	May 22, 2009
Martin H. Soeters

/s/ Michael B. Wood	Director	May 22, 2009
Michael B. Wood